Exhibit 99.1

TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue

Suite 2770

Dallas, Texas 75201

______

TRUSTEES:		DAVID M. PETERSON
MAURICE MEYER III	Telephone (214) 969-5530	General Agent
JOHN R. NORRIS III
JAMES K. NORWOOD		TYLER GLOVER
Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended

	March 31, 2016	March 31, 2015

Oil and gas royalties	$5,610,751	$6,525,265

Land sales	86,000	20,268,000

Easements and sundry income	6,070,973	7,802,995

Other income	130,379	143,093

Total income	$11,898,103	$34,739,353

Provision for income tax	$3,522,363	$11,589,522

Net income	$7,280,051	$22,166,089

Net income per sub-share	$.90	$2.67

Average sub-shares outstanding during period	8,098,106	8,297,581

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.